Exhibit (j)(1)

PORTFOLIO MANAGEMENT BANK DEPOSIT (CUSTODY) AGREEMENT ENTERED INTO BY AND BETWEEN BBVA BANCOMER, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER (“BANCOMER”,) HEREBY REPRESENTED BY MESSRS. CARLOS PEREZ FLORES AND JAIME SALGADO BECERRIL, AND BY THE MEXICO FUND INC., (“THE CUSTOMER”,) HEREBY REPRESENTED BY MR. JOSÉ LUIS GÓMEZ PIMIENTA, PURSUANT TO THE FOLLOWING:

REPRESENTATIONS

I.	Through its representatives “BANCOMER” represents:

A)	That BANCOMER is a corporation duly incorporated pursuant to Mexican laws and authorized to operate as a full-service bank, and that its representatives have the necessary authority to enter into and execute this agreement.

B)	That Messrs. Carlos Pérez Flores and Jaime Salgado Becerrril have been granted the power to participate in the execution hereof on behalf of BANCOMER, which authority is shown in notarial instrument number 82,138 dated February 3, 2005 executed before Notary Public number 137, and which authority has not been revoked or amended in any way whatsoever.

C)	That BANCOMER is a banking institution regulated as such by the federal government of Mexico through the Ministry of Finance and Public Credit, the Mexican Central Bank, and the National Banking and Securities Commission.

II.	Through its representative, “THE CUSTOMER” represents:

A)	That it is a corporation duly incorporated pursuant to what is provided in the laws of its country of origin laws, as shown in the document attached hereto as Exhibit 1.

B)	That it has granted to the representative the necessary authority and power to execute this agreement on behalf of “THE CUSTOMER”, and that said authority and powers have not been limited, amended or revoked in any way whatsoever, as shown in the document attached hereto as Exhibit 2.

C)	That the execution hereof is allowed and authorized under “THE CUSTOMER’S” by laws, corporate instruments and other applicable provisions, and therefore “THE CUSTOMER” is not in violation of any law, regulation or contractual provision obliging, affecting or limiting “THE CUSTOMER” in regards to the execution of this Agreement.

NOW THEREFORE, based on the above representations, the parties agree to the following:

ARTICLES

PURPOSE OF THE AGREEMENT

ONE.- BANCOMER shall provide hereunder to “THE CUSTOMER” custody services for securities and cash (“CUSTODY SERVICES”), understanding said services to include only and exclusively the safekeeping, management, settlement, and transfer of securities (“THE SECURITIES”) and cash belonging to “THE CUSTOMER” (collectively, the “ASSETS”) The transactions that “BANCOMER” may carry out hereunder include and are limited to:

•	Centralizing positions of domestic and foreign securities.

•	Settling securities transactions through Mexican and foreign brokers.

•	Domestic and international cash transfers.

•	Carrying out investments made by “THE CUSTOMER”.

•	Reporting on the custody and settlement of securities and cash.

•	Depositing or withdrawing securities in “THE CUSTOMER’S” custody account(s).

•	Settling entitlements in kind and/or cash.

•	Representing “THE CUSTOMER” at meetings and exercising voting instructions.

•	Creating and canceling ADR’S.

For the purpose hereof and in accordance with Article 3 of Securities Market Law [Mexico’s Ley del Mercado de Valores], “THE SECURITIES” shall be the shares, debentures, bonds, certificates and other negotiable instruments and documents issued in series or en masse pursuant to the laws that govern instruments for circulation in the securities market, including bills of exchange, promissory notes and option securities issued in series or en masse and, if applicable, under a bond indenture. “THE SECURITIES” shall be registered with the National Registry of Securities [Registro Nacional de Valores].

“BANCOMER” agrees to perform what is necessary to manage the entitlements conferred by the “ASSETS” to “THE CUSTOMER”, as provided in Article 278 of General Law of Negotiable Instruments and Credit Transactions [Mexico’s Ley General de Títulos y Operaciones de Crédito].

SECURITIES DEPOSIT

TWO.- “BANCOMER” may in turn keep deposited in custody or management with, S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“INDEVAL”), “THE SECURITIES” deposited in “BANCOMER” with BANCOMER maintaining its responsibility as set forth herein and provided the conditions in this article are satisfied “BANCOMER” shall exercise reasonable care to monitor the custody risks associated with maintaining “THE SECURITIES” with “INDEVAL” on a continuing basis and shall notify “THE CUSTOMER” or Impulsora del Fondo Mexico, SC (“IMPULSORA”) of any material change in these risks.

“INDEVAL”:

(a) acts as the central handling system for securities or equivalent book-entries in Mexico and is regulated by Mexico’s Ministry of Finance and Public Credit, National Banking and Securities Commission and Banco de México (Mexican Central Bank)

(b) holds assets for “BANCOMER” on behalf of “THE CUSTOMER” under safekeeping conditions no less favorable than the conditions applied to other customers of “BANCOMER”;

(c) maintains records that identify and segregate the assets of each of its participants from the assets of the system;

(d) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant’s account; and

(e) is subject to periodic examination by regulatory authorities or independent accountants.

“BANCOMER” may not use any other domestic or foreign securities depositary institution, bank, or brokerage firm to deposit “ASSETS” without notifying “THE CUSTOMER” ten (10) days in advance “THE CUSTOMER” may require that such subcustodians satisfy the conditions of this Article, similar representations and terms of this Agreement or other conditions necessary in order for “THE CUSTOMER” to be in compliance with the US “1940 ACT”.

LIABILITY

THREE.- It is set forth that “BANCOMER” shall not be liable if “THE CUSTOMER” invests in “THE SECURITIES”, and said investment contravenes or violates “THE CUSTOMER’S” bylaws or any other internal or external regulation applicable to “THE CUSTOMER”. “BANCOMER” assumes no liability if “THE CUSTOMER” contravenes “THE CUSTOMER’S” own investment limits established in “THE CUSTOMER’S” bylaws or any other document or regulation applicable to “THE CUSTOMER”.

AUTHORIZED INDIVIDUALS

FOUR.- Any instructions, orders or requests regarding custody transactions involving the “ASSETS” shall be given by “THE CUSTOMER” through its legal representative(s) or attorney(s)-in-fact, appearing as authorized individuals in the special records kept by “BANCOMER”, in accordance with what is set forth in Exhibit “3” (Signatures Registry) hereof. If “THE CUSTOMER” decides to revoke the authorization granted to certain individuals under this article, or if “THE CUSTOMER” decides to replace such authorized individuals, “THE CUSTOMER” shall notify “BANCOMER” of said situation in writing and in a timely manner. Therefore, it shall be “THE CUSTOMER’S” responsibility to maintain said registries up to date. “BANCOMER” shall act according to the instructions given by the individuals listed in “BANCOMER’S” Signatures Registry as authorized individuals at the time such instructions are received.

ACCOUNT

FIVE.- As a result of the execution hereof, “BANCOMER” shall open one or more accounts (THE “ACCOUNT”) in “THE CUSTOMER’S” name to deposit the “ASSETS” that are the subject of the transactions carried out by “THE CUSTOMER” hereunder.

ACCOUNT NUMBER	NAME

92008440	The Mexico Fund, Inc.

“ASSETS” owned by “THE CUSTOMER” that are the subject of any transaction carried out hereunder shall at all times be credited to the corresponding “ACCOUNT”. “BANCOMER” shall keep or maintain the “ASSETS” as agreed herein and in accordance with applicable legal provisions. The “ASSETS” shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of “BANCOMER” or its creditors except for the payment of fees in connection with the safe custody and administration of “THE SECURITIES” or, in the case of cash deposits, liens or rights in favor of creditors of “BANCOMER” arising under bankruptcy, insolvency, or similar laws. The “ASSETS’ shall be freely transferable by “THE CUSTOMER” without the payment of money or value other than for safe custody or administration.

Likewise “BANCOMER” shall keep a record of the “ASSETS” taking into consideration, as applicable the type of securities, the issuer, the series, the “International Securities Identification Number” (ISIN), the price, the amount, the maturity date and any other information required to fully identify “THE SECURITIES”. The “ASSETS” shall be kept separate from “BANCOMER”’s own assets and the assets of any other client or account of “BANCOMER” at all times.

“BANCOMER” shall not be liable for price and interest rate fluctuations for “THE SECURITIES” in BANCOMER’s custody in the “ACCOUNT” due to market fluctuations or changes; nor for the prices set and notified by the Price Vendors and noted for valuation information purposes with regard to “THE CUSTOMERS” portfolio.

INSTRUCTIONS

SIX.- “BANCOMER” shall carry out “THE CUSTOMER’S” express instructions, which instructions shall at all times be clear, precise and up to date. Said instructions shall expressly state without limitation: type of transaction involved, related to the provision of “CUSTODY SERVICES”, full identification of the “ASSETS” involved in the transaction, amount, name of “THE CUSTOMER”, “ACCOUNT” number, counterparty that shall deliver or receive “THE SECURITIES” and/or cash, settlement date, amount of cash to be paid or received and, if applicable, cash account number and name of the payee, as well as any other facts, circumstances or provisions requiring specification.

In any case, the parties agree that “BANCOMER” shall act according to the applicable regulatory provisions and prevailing market conditions.

COMMUNICATION MEANS

SEVEN.- For all matters regarding instructions, amendments, notices, requests and any other communications between the parties under this agreement and under the exhibits hereof, the parties agree to use the following means of communication.

a) In writing, addressed to the domicile stated for that purpose by “BANCOMER” in this agreement, duly signed by the authorized individual, according to the authorized Signatures Registry in Exhibit 3.

b) By fax to the number specified in Exhibit 4 hereof, and the respective communication shall bear the signature of the authorized individual. “BANCOMER” assumes no responsibility that may arise from the instructions included in said communication. “BANCOMER” assumes no responsibility for the authenticity of the signatures on communications received by fax.

c) SWIFT as agreed to in Exhibit 4 hereof and according to the standards established by “BANCOMER”.

d) Remote Access through which “THE CUSTOMER” shall have access to a communication system with “BANCOMER”.

“THE CUSTOMER” shall notify its instructions through any of the aforementioned means during the business hours and business days agreed to in Exhibit 4.

“THE CUSTOMER” expressly authorizes “BANCOMER” to record telephone conversations between “THE CUSTOMER’S” AND “BANCOMER” officials with regard to transactions resulting herefrom.

Under the terms of what is provided in Article 52 of the Banking Law [Mexico’s Ley de Instituciones de Credito], the access and identification codes and, if applicable, the transaction codes established to use the aforementioned communication means, shall replace electronic signatures for written signatures, except in the case of written communications and communications sent by fax. Therefore, documentary or technical certifications resulting from the use of such means bearing electronic signatures shall have the same effects that the laws grant to documents signed by the parties, and shall have the same probative value, and the instructions given by “THE CUSTOMER” to “BANCOMER” through the communication means agreed to above shall have full probative value and legal effect to verify the transaction carried out, the amount involved in the same, its nature, as well as the characteristics and scope of the relevant instructions.

The proper use of the aforementioned access, identification and transaction codes by “THE CUSTOMER” or by third parties acquiring knowledge of said codes through “THE CUSTOMER” shall be “THE CUSTOMER’S” sole responsibility.

CARRYING OUT INSTRUCTIONS

EIGHT.- Whenever it has to carry out instructions outside of Mexico, “BANCOMER” and THE CLIENT shall execute an agreement which shall govern all particular circumstances concerning such provision of services.

REJECTING AND CANCELING INSTRUCTIONS

NINE.- “BANCOMER” may reject instructions given by the “THE CUSTOMER” for legally justifiable reasons (understanding legally justifiable reason to be any reason resulting from the enforcement of the law or any other order issued by the relevant authorities), in which case “BANCOMER” shall notify “THE CUSTOMER” of said situation in a timely manner, and shall not be responsible for failure to carry out said instructions.

“THE CUSTOMER” may cancel or change its instructions through any means agreed to herein, provided “THE CUSTOMER” does so before the relevant instruction is carried out and before the closing of the transactions specified in Exhibit “4”, and provided “BANCOMER” is able to carry out the new instructions, and “THE CUSTOMER” agrees, when applicable, to pay any expenses and costs resulting from the cancellation of or change in “THE CUSTOMER’S” instructions, as well as to indemnify “BANCOMER” for any damages that could arise.

“THE CUSTOMER’S” instructions shall be received within the hours specified in Exhibit 4. It is agreed that the best effort shall be made to carry out instructions received after said hours, or that said instructions shall be carried out on the business day following the day on which they were received.

PROVIDING FUNDS

TEN.- When carrying out instructions requiring the provision of funds by “THE CUSTOMER”, “BANCOMER” shall not be obliged to carry out said instructions until “THE CUSTOMER” has provided sufficient funds to do so, with sufficient time to be able to settle the transaction. BANCOMER may carry out said instructions under the premise established in this article, only and exclusively if “THE CUSTOMER” gives express and precise instructions to “BANCOMER” for “BANCOMER” to use the credit facility, if applicable, opened by “THE CUSTOMER” with “BANCOMER”, pursuant to a current account loan agreement entered into between “THE CUSTOMER”, if any, and “BANCOMER”.

If “THE CUSTOMER” does not keep sufficient funds in its “ACCOUNT” nor has overdraft facilities in accordance with what is set forth in Exhibit 4, in no case shall “BANCOMER” be obliged to advance funds to carry out “THE CUSTOMER’S” instructions.

“THE CUSTOMER” hereby represents that the funds used by “THE CUSTOMER” in all transactions that are the subject matter hereof, derive from legal sources, and “THE CUSTOMER” hereby recognizes that he/she/it is subject to, inter alia, compliance with obligations similar to those established in the ‘Agreement Modifying and Adding to the General Provisions referred to in Article 52 BIS-4 of the Securities Market Law” [“Acuerdo que modifica y adiciona las Disposiciones de Carácter General a que se refiere el articulo 52 Bis-4 de la Ley del Mercado de Valores”]

PURCHASE AND SALE OF THE SECURITIES

ELEVEN. - Within 24 hours of each purchase of securities, “THE CUSTOMER” shall deliver to “BANCOMER” instructions specifying with respect to each such purchase: (a) the name of the issuer and title of the securities; (b) the number of shares or the principal amount purchased; (c) the date of purchase and settlement; (d) the purchase price per share or unit; (e) the brokerage commissions or other charges payable upon such purchase; (f) the total amount receivable upon such purchase; and (g) the name of the person from whom or broker through which the purchase was made “BANCOMER” or an eligible sub-custodian (as described in Article Two) shall receive and hold all securities purchased from the person through or from whom the same securities were purchased. Upon receipt from such person of such securities, “BANCOMER” shall pay, or authorize such other eligible sub-custodian (as described in Article Two) to pay out of the “ACCOUNT”, the total amount payable shown on such instructions.

Within 24 hours of each sale of “THE SECURITIES” in the custody of “BANCOMER” or an eligible sub-custodian (as described in Article Two), “THE CUSTOMER” shall deliver to “BANCOMER” instructions specifying with respect to each such sale: (a) the name of the issuer and title of “THE SECURITIES”; (b) the number of shares and coupons or the principal amount sold, and accrued interest, if any; (c) the date of sale; (d) the sale price per share or unit; (e) the brokerage commissions or other charges payable in connection with such sale; (f) the total amount receivable upon such sale; and (g) the name of the person from whom or broker through whom the sale was made. “BANCOMER”, or another eligible sub-custodian holding some of “THE SECURITIES” shall deliver such “SECURITIES” to the broker or other person named in such instructions upon receipt of the total amount payable as set forth in such instructions “BANCOMER” may accept payment in such form as shall be satisfactory to it, and may deliver “THE SECURITIES” and arrange for payment in accordance with the customs prevailing among dealers in securities in Mexico

EVIDENCE OF TRANSACTIONS

TWELVE.- “BANCOMER” shall maintain adequate records of the “ASSETS” as belonging to “THE CUSTOMER” or as being held by a third party for the benefit of “THE CUSTOMER”, including their type, series, price, amount, maturity and any other characteristic necessary for their complete identification. Evidence of deposits, withdrawals and transfers of “ASSETS”, including those involving any deposit, withdrawal or transfer to or from the “ACCOUNT” or a third party account containing “ASSETS” held on behalf of “THE CUSTOMER” shall be provided through monthly account statements and daily reports issued by “BANCOMER” to “THE CUSTOMER” with the reference of the ACCOUNT’S” number

“THE CUSTOMER” may deposit or withdraw “ASSETS” using the procedure to make transfers from other accounts to the “ACCOUNT”, in which case deposits or withdrawals made or transfers carried out shall be validated through the instructions given by “THE CUSTOMER” using any means agreed to herein through the entries made by “BANCOMER” in its records, as well as through the account statements issued by ‘BANCOMER” for deposits or withdrawals made

When pursuant to the law “THE SECURITIES” shall be kept in a securities depositary institution, or in any other institution in no case shall “BANCOMER” be obliged to physically deliver “THE SECURITIES” to “THE CUSTOMER”, but only to provide proof that such “SECURITIES” have been deposited.

FEATURES OF EVIDENCE OF TRANSACTIONS

THIRTEEN.- This Agreement, account statements and any other documents issued by “BANCOMER” with regard to “ASSETS”, or issued by “THE CUSTOMER” to make use of said “SECURITIES”, are not negotiable instruments. Likewise, “THE CUSTOMER” agrees that it may not create a lien as security for its own liabilities or those of third parties on entitlements acquired by “THE CUSTOMER” under said evidence of transactions.

RETIREMENT OR REDEMPTION OF SECURITIES

FOURTEEN.- After the issuer or settling institution (Securities Depository Firm, Banking Institution, Clearing Agency, etc.) retires or redeems “THE SECURITIES” and transfers the cash, “BANCOMER” shall deposit the relevant amounts in accordance with the instructions given to “BANCOMER” previously in writing by “THE CUSTOMER”. If “BANCOMER” is unable to carry out said instructions or there are no instructions, the amount obtained shall be deposited to the “ACCOUNT”. “BANCOMER” shall follow the same procedure with regard to the interest paid by “THE SECURITIES” deposited to the “ACCOUNT”.

EXERCISING ANCILLARY AND OPTION RIGHTS

FIFTEEN.- Whenever it is necessary to exercise ancillary or option rights or to make payments of any kind associated with “THE SECURITIES” deposited to the “ACCOUNT”, the parties agree to the following:

a)	If “THE SECURITIES” confer an option right that must be exercised, “BANCOMER” shall exercise said right on behalf of “THE CUSTOMER”, provided “THE CUSTOMER” has provided sufficient funds and given the relevant instructions to “BANCOMER”, prior to the expiration of the term established to exercise said option right;

b)	When a payment has to be made on “THE SECURITIES”, “THE CUSTOMER” shall provide the necessary funds to “BANCOMER”, prior to the date on which the payment in question must be made.

If “THE CUSTOMER” does not provide sufficient funds to “BANCOMER” in accordance with the items above, “BANCOMER” shall be released of any responsibility with regard to managing and not exercising the right in question, agreeing only to physically keep “THE SECURITIES”.

c)	In the case of the ancillary rights associated with “THE SECURITIES”, said rights shall be exercised by “BANCOMER” on behalf of “THE CUSTOMER”. “BANCOMER” shall collect the dividends, interests and redemptions paid on “THE SECURITIES” without need for prior instructions from “THE CUSTOMER”. “BANCOMER” shall not in any way be responsible if after the issuers of “THE SECURITIES” announce the payment of said dividends, interest and redemptions, the issuers do not pay said dividends, interest and redemptions or if there is a delay in the settlement on the part of the issuer or settling institution (Securities Depository Firm, Banking Institution, Clearing Agency, etc.).

EXERCISING CORPORATE RIGHTS

SIXTEEN.- “BANCOMER” shall promptly deliver to “THE CUSTOMER” all notices, proxies and proxy soliciting materials with relation to “THE SECURITIES” if “BANCOMER” receives such materials directly on behalf of “THE CUSTOMER”. Whenever it is necessary to exercise voting rights or any other corporate right associated with “THE SECURITIES” deposited, all voting rights with respect to “THE SECURITIES” shall be exercised in the manner directed by “THE CUSTOMER” and its authorized representatives. In this regard, the parties agree to the following:

a)	If “THE CUSTOMER” expresses the wish to attend a meeting to exercise its voting right with regard to any of “THE SECURITIES”, “THE CUSTOMER” shall submit a request to that effect in writing to “BANCOMER”, who shall ask the relevant issuer for the pass to attend the meeting. The request shall be submitted by “THE CUSTOMER” to “BANCOMER” at least two business days in advance.

b)	If “THE CUSTOMER” wishes to be represented at a meeting by “BANCOMER”, “THE CUSTOMER” shall submit a request to that effect at least 3 business days prior to the date of the meeting, expressly providing clear and precise instructions concerning the form and terms of how it will vote with regard to “THE SECURITIES” in question.

c)	If “BANCOMER” does not receive either of the aforementioned requests, “BANCOMER” shall be under no obligation to attend any meeting to represent “THE CUSTOMER”.

BANCOMER’S LIABILITY

SEVENTEEN.- “BANCOMER” shall not be liable for the formalities, procedures, collections or any other acts of administration regarding “THE SECURITIES” which “THE CUSTOMER” should have carried out before the deposit was made.

Likewise, “BANCOMER” is not obliged to deliver “SECURITIES” not in its custody.

Under the terms of this article “BANCOMER” assumes no responsibility for the content of the information published by the issuers and forwarded by “BANCOMER” to “THE CUSTOMER”. Said information may contain without limitation: the meeting resolution, the establishment of rights, etc.

CANCELING THE REGISTRATION OF “THE SECURITIES”

EIGHTEEN.- If any of “THE SECURITIES” in “THE ACCOUNT” that compose “THE CUSTOMER’S” portfolio cease to be registered with the National Registry of Securities [Registro Nacional de Valores] under the National Banking and Securities Commission or any other similar foreign authority, and as result “BANCOMER” is unable to exercise the inherent entitlements of said “SECURITIES”, “BANCOMER” shall notify “THE CUSTOMER” of said situation so that “THE CUSTOMER” may instruct “BANCOMER” accordingly. If there is no reply forthcoming within one month as of the date of notice, “BANCOMER” shall keep the “THE SECURITIES” deposited in custody and shall stop any act of administration regarding said “SECURITIES”, and “THE CUSTOMER” agrees to pay “BANCOMER” the custody fees according to the rate in force for such service, as well as the expenses resulting from said custody.

If any of “THE SECURITIES” in “THE CUSTOMER’S” portfolio cease to be registered with the National Registry of Securities or its special section (SIC), and INDEVAL [Securities Depositary Institution], or if the institution where the securities are deposited requests the physical withdrawal of the securities “BANCOMER” shall notify “THE CUSTOMER” in writing of said situation immediately after it is made public by any official institution such as the Mexican Stock Market, INDEVAL, CNBV, Central Bank, subcustody individual or foreign authority, etc. to have “THE CUSTOMER” give the necessary instructions to subdivide, endorse and physically deliver the securities.

In no case shall BANCOMER be obliged to physically deliver the SECURITIES to a domicile other than THE CUSTOMERS domicile.

“BANCOMER” shall not be liable to “THE CUSTOMER” for any acts or situations involving the issuer of “THE SECURITIES”, the Securities Depositary Institution, or any other institution providing a similar service, affecting or obstructing the exercise of a right referred to in this article.

CANCELING THE “ACCOUNT”

NINETEEN.- If “THE CUSTOMER” should cancel the “ACCOUNT”, or if for any legally justifiable reason (understanding legally justifiable reason to be any reason resulting from the enforcement of the law or any other order issued by the relevant authorities) “BANCOMER” cancels the “ACCOUNT”, “BANCOMER” shall put “THE SECURITIES” at the disposal of “THE CUSTOMER”, which “SECURITIES” shall be delivered or transferred according to the instructions received from “THE CUSTOMER” within five business days after the termination date of the “ACCOUNT”, and “THE CUSTOMER” shall pay the custody fees due and any fees owed during said period If “THE

CUSTOMER” does not notify “BANCOMER” where “THE SECURITIES” are to be transferred, within the aforementioned time period, “BANCOMER” shall be relieved of any obligation to exercise the rights resulting from “THE SECURITIES”, and shall only be responsible for receiving earnings, returns or interest, until “THE CUSTOMER” notifies “BANCOMER” how “THE SECURITIES” shall be delivered or transferred. Likewise, as of the notification date, “BANCOMER” shall put at the disposal of “THE CUSTOMER” the cash in the “ACCOUNT”, and said cash will not earn any interest.

To cancel the “ACCOUNT”, “THE CUSTOMER” shall have previously paid any fees, expenses and costs generated and/or owed for the custody service, before “BANCOMER” delivers THE SECURITIES and cancels the “ACCOUNT”.

DAMAGES AND LOSS OF “THE SECURITIES”; INDEMNIFICATION GENERALLY

TWENTY.-

(a) “BANCOMER” shall indemnify and hold harmless “THE CUSTOMER” from and against any loss, damage, costs, expense, liability or claim (including reasonable attorneys’ fees) arising out of or in connection with the improper or negligent performance or nonperformance of BANCOMER’S duties under this Agreement.

(b) “BANCOMER” shall not be liable for any loss or damage suffered by “THE SECURITIES” deposited due to force majeure or an act of God. In the case of loss or destruction of “THE SECURITIES” deposited due to causes attributable to “BANCOMER”, including, loss or damage arising out of its own negligence, negligent failure to act, or willful misconduct, “BANCOMER” shall be obliged to judicially replace said securities, and when this is not possible, “BANCOMER” shall only be liable for an amount equal to their market value on the date on which they should have been replaced, or else, in the case of fungible securities, “BANCOMER” shall replace other securities of the same kind, amount and with similar characteristics. From the moment the payment is made and by virtue of said payment, “BANCOMER” shall be considered subrogated in each one of “THE CUSTOMER’S” rights.

(c) “THE CUSTOMER” shall indemnify and hold harmless “BANCOMER” from and against any loss, damage, costs, expense, liability or claim (including reasonable attorneys’ fees) arising out of or in connection with the improper or negligent performance or nonperformance of “THE CUSTOMER’S” duties under this Agreement.

FILING PROCEEDINGS

TWENTY-ONE.- “BANCOMER” is not obliged to judicially file for recognition of the rights resulting from “THE SECURITIES” in the case of bankruptcy, bankruptcy reorganization, liquidation, insolvency, or to file any other judicial or administrative-law proceeding against the issuer of “THE SECURITIES” but shall notify the “CUSTOMER” without any responsibility for “BANCOMER” of such an event and the “CUSTOMER” shall make the necessary filings.

REPORTING TRANSACTIONS

TWENTY-TWO.- “BANCOMER” shall be obliged to send to “THE CUSTOMER”, within the first 5 (five) business days after the monthly closing, an authorized account statement listing all transactions carried out with “THE CUSTOMER” or on behalf of “THE CUSTOMER”, and reflecting the position of said customer’s securities and cash as at the last business day of the monthly closing, as well as the position of securities and cash as of the closing of the previous month.

The aforementioned account statements shall be sent to the last domicile of “THE CUSTOMER”, notified by “THE CUSTOMER” to “BANCOMER” and, if applicable, the entries appearing on said statements may be challenged in writing or through any other means agreed to herein and accepted by the parties, as provided in Article Six above, within twenty (20) business days after the date on which said account statements were sent in the understanding that if said entries are not challenged by THE CUSTOMER within the time period specified, they shall be considered to have been accepted by THE CUSTOMER.

Likewise, when applicable, to enable “THE CUSTOMER” to challenge any entries within the time period specified, “BANCOMER” shall put a copy of said account statement at the disposal of “THE CUSTOMER”, as of the business day after the closing, at the office where the account in question is managed.

“BANCOMER” shall send to “THE CUSTOMER” within 5 (five) business days after the closing date, an account statement reflecting the fees generated during the respective period, as well as, if applicable, any expenses generated.

The aforementioned account statements shall serve as receipts for tax purposes and they shall comply with what is required by Mexican tax laws.

“BANCOMER” shall also furnish the “CUSTOMER” upon written reasonable request in advance such information and records of THE CUSTOMER that the “CUSTOMER” may require in order to comply with the US Investment Company Act of 1940, as amended without any responsibility for BANCOMER. In the event of the termination of this Agreement, “BANCOMER” shall maintain and preserve all records required by law and shall be made available to the “CUSTOMER” or its agent upon request.

“BANCOMER” hereby agrees, subject to restrictions under applicable laws, to provide specific information about THE CUSTOMERS ACCOUNT to those persons and under the specific terms previously authorized by THE CUSTOMERS by written notice to BANCOMER including but not limited to CUSTOMERS independent public accountants.

In connection with any records maintained by “BANCOMER” or any other services provided by “BANCOMER” under this Agreement, “BANCOMER” agrees to comply with the terms of the “CUSTOMER’S” privacy policy as set forth in Exhibit 5.

FEES

TWENTY-THREE.- “BANCOMER” shall charge the custody and management fees agreed to by the parties based on the list of fees included in Exhibit 6 hereof, as compensation for the “CUSTODY SERVICE” provided.

The aforementioned fees shall be reviewed annually or whenever it is so required or requested by the parties, in the understanding that if “THE CUSTOMER” does not accept said fees, “BANCOMER” may terminate this agreement without any responsibility on its part.

DEFAULT INTEREST

TWENTY-FOUR.- If “THE CUSTOMER” does not pay in time the fees agreed to herein, “THE CUSTOMER” shall pay “BANCOMER” default interest on the amount owed, which interest shall begin to accrue on the day following the due date and until the amount owed is paid in full, as provided for that purpose in the Commercial Code of Mexico.

TERMINATION OF THE AGREEMENT FOR NONPAYMENT OF FEES

TWENTY-FIVE.- If “THE CUSTOMER” does not pay “BANCOMER” the fees specified in Article Twenty-Three hereof due to a lack of funds, the amount of which was agreed to in Exhibit 6, for more than three consecutive months, this agreement shall be automatically terminated, relieving “BANCOMER” of any responsibility. In such a case, Article Nineteen regarding the cancellation of “THE ACCOUNT” shall be applied under the terms hereof.

TERM

TWENTY-SIX.- This Agreement shall be in effect for an indefinite period. Both parties are authorized to terminate this Agreement at any time, subject to notification to the other party, through any of the means established in Article Seven hereof, with 30 (thirty) business days notice, unless shorter notice is agreed upon by the parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided however, that this Agreement shall not be assignable by the “CUSTOMER” without the written consent of “BANCOMER”, or by “BANCOMER” without the written consent of the “CUSTOMER”.

AMENDMENTS

TWENTY-SEVEN.- The terms and conditions hereof, the time periods specified herein, the manner of sending instructions, and any other necessary matters may be amended by “BANCOMER” based on provisions issued by the relevant authorities, as well as based on changes in the policies established by “BANCOMER”, and “BANCOMER” shall notify “THE CUSTOMER” of said situation within 20 (twenty) business days as of the date on which “BANCOMER” becomes aware of said changes.

“THE CUSTOMER” shall be provided reasonable notice of any amendments made by “BANCOMER” hereto when there is a legally justifiable reason (understanding legally justifiable reason to be any reason resulting from the enforcement of the law or any other order issued by the relevant authorities). As a result of the amendment, the “CUSTOMER” may determine that in order for the “CUSTOMER” to comply with applicable law, it may have terminate the Agreement. There shall be no penalties for termination by the “CUSTOMER” under such circumstances, other than satisfaction of any amounts outstanding pursuant to Article Nineteenth.

TAXES

TWENTY-EIGHT.- Pursuant to what is set forth in the relevant tax laws, “BANCOMER” shall be obliged to withhold and pay the respective taxes for the provision of services hereunder. For that purpose, “THE CUSTOMER” undertakes to submit, through “BANCOMER”, any information and formats required by domestic or foreign tax authorities.

DOMICILES

TWENTY-NINE.- Any instructions, notices or matters related hereto shall be addressed by the parties to:

“BANCOMER”	BBVA BANCOMER S.A., Institución de Banca Múltiple,
Grupo Financiero BBVA Bancomer
Custodia Internacional
Torre Platino Av. Insurgentes Sur 1811 piso 3
Col. San José Insurgentes
México Distrito Federal
Atención: Jaime Salgado Becerril
Telephone: (55) 56219300

“THE CUSTOMER”	The Mexico Fund Inc.
1775 Eye Street, N.W., Suite 1100
Washington D.C. 20006-2401
United States
Attention: Mr. Sander Bieber
Telephone: 202-261-3300

With a copy to:

Impulsora del Fondo Mexico, SC
Aristóteles No. 77-3er piso
Colonia Polanco
11560 Mexico, D.F.
Attn: Mr. José Luis Gómez Pimienta

As long as the parties do not notify each other of a change in the aforementioned domiciles, all instructions, notices and other communications delivered to such domiciles shall be effective.

LANGUAGE:

THIRTY. - The Agreement has been signed in the English and Spanish languages. In case of conflict between the parties, the Spanish language version shall prevail and the English version shall be for informative purposes between the parties.

APPLICABLE LAWS AND JURISDICTION

THIRTY-ONE. - For the construction and fulfillment hereof, the parties submit to the applicable laws of Mexico City, Federal District, and expressly submit to the jurisdiction and competence of the courts of Mexico City, Federal District, expressly waiving the jurisdiction of any other forum that they might be entitled to because of their present or future domiciles.

Aware of the content and scope of these agreements, the parties execute this document on March 14th, 2006.

“THE CUSTOMER”		“BANCOMER”
THE MEXICO FUND INC		BBVA BANCOMER S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER

BY:	/s/ José Luis Gómez Pimienta	BY:	/s/ Carlos Pérez Flores
	JOSÉ LUIS GÓMEZ PIMIENTA		CARLOS PÉREZ FLORES

		BY:	/s/ Jaime Salgado Becerril
JAIME SALGADO BECERRIL